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Exhibit 10.15

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June 11, 2001

Mr. John C. Armstrong
Box P 145
South Dartmouth, Massachusetts 02748

Dear John:

        I am writing to confirm our most recent understanding of the agreed upon details of our lease extension at our LaGrange Street facility:

        I would like to propose the following adjustments to our lease with you for this facility:

  •
  Exercise three option years (03/15/02 through 03/14/05) and adjust annual rent to $6.00 per square foot (based on 46,000 square feet) commencing 08/15/01, running through 03/14/05

  •
  Add three option years to the 1ease period (so that we would have five—one year option periods running from 03/15/05 through 03/14/10); all five option periods would be at a rate of $7.00 per square foot

        If you agree with the foregoing lease changes, please sign and return a copy of this letter. In that event, I'll have an amendment to the current lease generated for signature.

Sincerely,

ARMSTRONG PHARMACEUTICALS, INC.

Benjamin Shepherd
Chief Operating Officer,
Cc: T. Amann

          Accepted & agreed:

          /s/  JOHN C. ARMSTRONG

LEASE EXTENSION AGREEMENT

        AGREEMENT made as of this 8th of February, 1999, by and between JOHN C. ARMSTRONG, with a current address of Box P145, South Dartmouth, Massachusetts 02748 ("Lessor"), and MEDEVA PHARM1ACEUTICALS MA, INC., a Delaware corporation, having an office at 423 LaGrange Street, West Roxbury, Massachusetts 02132 ("Lessee").

WITNESSETH:

        WHEREAS, by lease (the "Original lease") dated as of March 15, 1965, by and among Robert W. Armstrong, Jr. and, John C. Armstrong, as Trustees of Robert W. Armstrong, Jr., Family Trusts, under Declaration of Trust dated February 1, 1962, duly recorded with Suffolk Deeds, and Robert W. Armstrong, Jr. and John C. Armstrong, as Trustees of John C. Armstrong Family Trusts under Declaration of Trust dated February 1, 1962, duly recorded with Suffolk Deeds, and Robert W. Armstrong, Jr. And John C. Armstrong, as Trustees of John C. Armstrong Family Trusts under Declaration of Trust dated February 1, 1962, duly recorded with said Deeds, collectively, as lessor (the "Original Lessor"), and Armstrong Laboratories, Inc., a Massachusetts corporation and predecessor-in-interest to Lessee, as lessee (the "Original Lessee"), the Original Lessee leased certain premises known as 423 LaGrange Street, West Roxbury, Massachusetts, as more particularly described in the Original Lease (the "Premises");

        WHEREAS, the Original Lease was intended to supersede an earlier lease dated February 1, 1962, as amended by and agreement dated May 15, 1964, between the Original Lessor and the Original Lessee covering the Premises;

        WHEREAS, by agreements dated October 20, 1969, December 10, 1976, as of July 1, 1985, as of May 21, 1986, July 27, 1988, November 9, 1989, May 29, 1992, June 14, 1993, March 7, 1996 and May 29, 1997 (collectively, the "Amendments"), the term of the Original Lease was extended and certain other provisions thereof were modified in various respects (the Original Lease and the Amendments collectively, the "Lease");

        WHEREAS, Lessor has succeeded to the interests of all prior lessors in and to the Lease;

        WHEREAS, Lessee has succeeded to the interest of all prior lessees in and to the Lease;

        WHEREAS, Lessor and Lessee desire to further amend the Lease:

        (a)   to confirm the exercise by Lessee of its option to renew the Lease for a one year renewal term expiring on March 14, 2002, and

        (b)   to grant to Lessee three additional options to extend the term of the Lease for three successive one year terms expiring on March 14, 2005, March 14, 2006 and March 14, 2007, respectively, on the terms herein specified; said options are in addition to the one year options granted to Lessee to extend the term of the Lease to March 14, 2003 and March 14, 2004, respectively;

        NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

        1.     Lessee hereby exercises its options to extend the term of the Lease for a one-year term, expiring on March 14, 2002 at the annual rent of $147,810, and Lessor and Lessee each confirms to the other that the term of the Lease has been so extended to March 14, 2002.

        2.     Lessor hereby grants to Lessee additional irrevocable options to renew the Lease for three successive renewal terms of one year each, expiring on March 14, 2005, March 14, 2006 and March 14, 2007, respectively, and, in each case at the annual rental of $147,810, exercisable by Lessee by giving to Lessor notice of the exercise thereof not later than six months prior to the commencement date of the particular renewal term in question (namely six months prior to March 15, 2005, March 15, 2006 and March 15, 2007, respectively). Upon giving each such notice, the Lease forthwith shall be renewed for the particular term in question.

        3.     Lessee, at its election, may exercise the options to renew the term of the Lease set forth in Section 2 above for one or more renewal terms simultaneously, provided that the notice to such effect is given to Lessor not later than six months prior to the commencement of the earliest of such selected renewal terms.

        4.     All of the terms, covenants, and conditions of the Lease (except as herein modified and except those provisions which by their terms are no longer applicable) shall continue in full force and effect during each renewal term, except that Lessee shall not have the right to renew this Lease for any term beyond the expiration of the last renewal term provided for herein.

        5.     If Lessee does not exercise any of the options to renew the term of the Lease granted in Section 2 above within the time specified hereinabove, the option to renew for any successive renewal terms forthwith shall terminate.

        6.     This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party to be charged.

        7.     This Agreement shall be binding upon and inure to the benefit of Lessor and Lessee and their respective distributees, personal representatives, successors and assigns.

        IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Agreement as of the date first above written.

/s/ JOHN C. ARMSTRONG John C. Armstrong, Lessor
MEDEVA PHARMACEUTICALS MA, INC. Lessee
By:	/s/ BENJAMIN A. SHEPHERD Benjamin A. Shepherd President

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Exhibit 10.15